Exhibit 10.2

February 27, 2015

BY HAND

Mr. David R. Beran
6601 West Broad Street
Richmond, VA 23230

Re: Termination of Aircraft Time Sharing Agreement

Dear Dave:

In connection with your retirement, we confirm that the Time Sharing Agreement, dated July 25, 2012, between you and Altria Client Services Inc. will terminate effective at 12:01 a.m. on February 28, 2015. Invoices for any charges incurred through the date of termination will be forwarded in the ordinary course of business and will be payable on the terms set forth in the Time Sharing Agreement.

Best regards.

Altria Client Services Inc.

By: /s/ J. MARK DEBORD
Name: J. Mark DeBord
Title: Vice President, HR Client Services

AGREED TO AS OF THE DATE INDICATED:

/s/ DAVID R. BERAN
David R. Beran
Date: February 27, 2015

Altria Client Services Inc.
6601 West Broad Street, Richmond, VA 23230
804-274-2000